UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2018

OASIS MIDSTREAM PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-38212	47-1208855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01    Entry into a Material Definitive Agreement.
Underwriting Agreement
On November 8, 2018, Oasis Midstream Partners LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as underwriters (the “Underwriters”), in connection with an underwritten public offering (the “Offering”) of 2,000,000 common units representing limited partnership interests in the Partnership (“Common Units”). The Partnership has also granted the Underwriters an option to purchase an additional 300,000 Common Units on the terms specified in the Underwriting Agreement. The issuance and sale of the Common Units has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf Registration Statement on Form S-3 (Registration No. 333-227647) of the Partnership filed with and deemed effective by the Securities and Exchange Commission on October 26, 2018. The Offering is expected to close on November 14, 2018, subject to standard closing conditions. Legal opinions relating to the Common Units are filed herewith as Exhibits 5.1 and 8.1.
The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Partnership and its directors and officers have agreed with the Underwriters not to offer or sell any Common Units (or securities convertible into or exchangeable for Common Units), subject to customary exceptions, for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of the Underwriters.
The Underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Partnership and its affiliates, for which they received or will receive customary fees, commissions and expenses. From time to time, the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Partnership’s debt or equity securities or loans, and may do so in the future. Certain of the Underwriters and their respective affiliates are lenders under the Partnership’s revolving credit facility and are lenders under Oasis Petroleum Inc.’s revolving credit facility
The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated as of November 8, 2018 among Oasis Midstream Partners LP and OMP GP LLC and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as underwriters.
5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the shares.
8.1	Opinion of Vinson& Elkins L.L.P. relating to tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1 hereto).
23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1 hereto).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS MIDSTREAM PARTNERS LP

	By:	OMP GP LLC its general partner

Date: November 9, 2018	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

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